SUB-ITEM 77D

                               MFS SERIES TRUST X

MFS Fundamental Growth Fund, a series of MFS Series Trust X, changed disclosure regarding the percentage limitation of Short Sales to 35% of net assets. Such disclosure is described in the Statement of Additional Information contained in Post-Effective Amendment No. 46 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 26, 2003 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.